UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Loan Agreements

On October 30, 2017, MediFarm III, LLC, a wholly-owned subsidiary of Terra Tech Corp. (collectively, the “Company”) entered into Convertible Loan Agreements (collectively, the “Loan Agreements”) with NuLeaf Sparks Cultivation, LLC (“NuLeaf Sparks”) and NuLeaf Reno Production, LLC (“NuLeaf Reno”). Pursuant to the NuLeaf Sparks Loan Agreement the Company agreed to loan $3,619,134.02 to NuLeaf Sparks to develop and construct a medical marijuana cultivation facility and NuLeaf Sparks issued to the Company a Convertible Promissory Note (the “NuLeaf Sparks Note”) in that amount. Pursuant to the NuLeaf Reno Loan Agreement the Company agreed to loan $918,226.27 to NuLeaf Reno to develop and construct a medical marijuana production facility and NuLeaf Reno issued to the Company a Convertible Promissory Note (the “NuLeaf Reno Note”) in that amount. Each Loan Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

Convertible Promissory Notes

The NuLeaf Sparks Note automatically converts into 50% of the membership interests of NuLeaf Sparks upon approval from the State of Nevada. The NuLeaf Reno Note automatically converts into 50% of the membership interests of NuLeaf Reno upon approval from the State of Nevada. In the event either NuLeaf Sparks or NuLeaf Reno does not receive approval from the State of Nevada for such conversion by May 1, 2018, the applicable Convertible Promissory Note will become due and payable in equal quarterly installments of principal and interest beginning on August 1, 2018. Each Convertible Promissory Note accrues interest at a rate of 6% per annum, payable quarterly. Neither Convertible Promissory Note may be prepaid without the prior written consent of the Company.

Security Agreements

Pursuant to the terms of a Security Agreement, by and between the Company and NuLeaf Sparks, dated as of October 30, 2017, the NuLeaf Sparks Note is secured by all of the assets of NuLeaf Sparks. Pursuant to the terms of a Security Agreement, by and between the Company and NuLeaf Reno, dated as of October 30, 2017, the NuLeaf Reno Note is secured by all of the assets of NuLeaf Reno. Each Security Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

Funding Agreements

On October 30, 2017, the Company entered into a Funding Agreement with NuLeaf Sparks pursuant to which the Company agreed to loan an additional $550,000 to NuLeaf Sparks by November 30, 2017 to develop and construct the medical marijuana cultivation facility and NuLeaf Sparks agreed to issue to the Company a Convertible Promissory Note identical to the NuLeaf Sparks Note in that amount. On October 30, 2017, the Company entered into a Funding Agreement with NuLeaf Reno pursuant to which the Company agreed to loan an additional $430,000 to NuLeaf Reno by November 30, 2017 to develop and construct the medical marijuana production facility and NuLeaf Reno agreed to issue to the Company a Convertible Promissory Note identical to the NuLeaf Reno Note in that amount.

The foregoing descriptions of the Loan Agreements, the Convertible Promissory Notes, the Security Agreements and the Funding Agreements are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.15, 4.16 and 10.28-10.33 to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 7.01 Regulation FD Disclosure.

On November 1, 2017, Terra Tech Corp. (the “Company”) issued a press release announcing that it has entered into the transactions described above with NuLeaf Sparks and NuLeaf Reno. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.15	NuLeaf Sparks Cultivation, LLC Convertible Promissory Note

4.16	NuLeaf Reno Production, LLC Convertible Promissory Note

10.28	Convertible Loan Agreement, dated as of October 30, 2017

10.29	Convertible Loan Agreement, dated as of October 30, 2017

10.30	Security Agreement, dated as of October 30, 2017

10.31	Security Agreement, dated as of October 30, 2017

10.32	Funding Agreement, dated as of October 30, 2017

10.33	Funding Agreement, dated as of October 30, 2017

99.1	Press Release, dated November 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: November 1, 2017	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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